UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2023

Grindr Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-39714

Delaware	92-1079067
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400 West Hollywood, California	90069
(Address of Principal Executive Offices)	(Zip Code)

(310) 776-6680
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRND	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GRND.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement

On November 28, 2023, Grindr Inc. (the “Company”), entered into a credit agreement (the “Credit Agreement”), with Grindr Capital LLC, a subsidiary of the Company (the “Borrower”), certain other wholly owned domestic subsidiaries of the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), swingline lender and an issuing bank.  All obligations of the Borrower under the Credit Agreement are, subject to certain limited exceptions, guaranteed by the Company and certain of the Company’s present and future wholly owned domestic subsidiaries (collectively the “Guarantors”) and secured by substantially all of the assets of the Company and Guarantors.

The Credit Agreement provides for (i) a $300.0 million senior secured term loan facility (the “Term Loan Facility”) and (ii) a $50.0 million senior secured revolving credit facility (the “Revolving Facility” and, together with the Term Loan Facility, the “Credit Facilities”) (with a $15.0 million letter of credit sublimit and a $10.0 million swingline loan sublimit).  The Borrower has the option to request that lenders increase the amount available under the Revolving Facility by, or obtain incremental term loans of, up to $100.0 million, subject to the terms of the Credit Agreement and only if existing or new lenders choose to provide additional term or revolving commitments.

On November 28, 2023, the Borrower borrowed the full amount of the Term Loan Facility and $44.4 million under the Revolving Facility.  Proceeds from the initial drawings under the Credit Facilities and cash on hand were used to repay in full outstanding obligations under the Fortress Credit Agreement (as defined below) and to pay fees, premiums, costs and expenses, including fees payable in connection with the Credit Agreement.  Borrowings under the Revolving Facility after the closing date may be used for working capital and general corporate purposes, including permitted acquisitions and any other use not prohibited by the Credit Agreement and related agreements.

Borrowings under the Credit Agreement (other than swingline loans) bear interest at a rate equal to either, at the Borrower’s option, (i) the highest of the Prime Rate (as defined in the Credit Agreement), the Federal Funds Rate (as defined in the Credit Agreement) plus 0.50%, or one-month Term SOFR (as defined in the Credit Agreement) plus 1.00% (the “Alternate Base Rate”) or (ii) Term SOFR, in each case plus an applicable margin ranging from 2.75% to 3.25% with respect to Term SOFR borrowings and 1.75% to 2.25% with respect to Alternate Base Rate borrowings.  Swingline loans under the Credit Agreement bear interest at the Alternate Base Rate plus the applicable margin. The applicable margin will be based upon the total net leverage ratio of the Company and its subsidiaries. The Borrower will also be required to pay a commitment fee for the unused portion of the Revolving Facility, which will range from 0.375% to 0.50% per annum, depending on the total net leverage ratio of the Company and its subsidiaries. In addition to the foregoing unused commitment fee, the Borrower is required to pay certain letter of credit and related fronting fees and other administrative fees pursuant to the terms of the Credit Agreement.

The Term Loan Facility will amortize on a quarterly basis at 1.25% of the aggregate principal amount outstanding as of the initial closing date of the Credit Agreement, with payments due on the last business day of each March, June, September and December (commencing March 29, 2024) until the final maturity date on November 28, 2028.  Any borrowing under the Revolving Facility may be repaid, in whole or in part, at any time and from time to time without any other premium or penalty, and any amounts repaid may be reborrowed, in each case, until the maturity date on November 28, 2028. Mandatory prepayments are required under the revolving loans when borrowings and letter of credit usage exceed the aggregate revolving commitments of all lenders. Mandatory prepayments are also required in connection with (i) certain asset dispositions and casualty events, in each case, to the extent the proceeds of such dispositions or casualty events exceed certain individual and aggregate thresholds and are not reinvested and (ii) unpermitted debt transactions.

The Credit Agreement contains certain customary representations and warranties, and notice requirements for the occurrence of specific events such as the occurrence of any event of default or pending or threatened litigation. The Credit Agreement also requires compliance with certain customary financial covenants consisting of a maximum total net leverage ratio and minimum fixed charge coverage ratio. The Credit Agreement contains certain customary restrictive covenants regarding indebtedness, liens, fundamental changes, investments, restricted payments, disposition of assets, transactions with affiliates, hedging transactions, certain prepayments of indebtedness, amendments to organizational documents and sale and leaseback transactions.

The Credit Agreement contains certain customary events of default, which include (subject to grace periods in certain instances) the failure to make payments when due thereunder, the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain ERISA-related events, failure of any lien created under the Collateral Documents (as defined in the Credit Agreement) to be valid and perfected (subject to certain exceptions), failure of any material guarantee of the obligations under the Loan Documents to be in full force and effect and the occurrence of a change in control of the Company. If an event of default has occurred and continues beyond any applicable cure period, all outstanding obligations under the Credit Agreement may be accelerated or the commitments may be terminated, amongst other remedies. Additionally, the lenders are not obligated to fund any new borrowing under the Credit Agreement while an event of default is continuing.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement

On November 28, 2023, the Company terminated that certain credit agreement, dated as of June 10, 2020 (as amended from time to time, the “Fortress Credit Agreement”), by and among, inter alios, the Company, the Borrower, Fortress Credit Corp., as administrative agent and collateral agent, including the release of all guarantees and liens related thereto in connection with entering into the Credit Agreement and repaying in full all outstanding obligations of the Fortress Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
10.1
Credit Agreement, dated as of November 28, 2023, by and among Grindr Capital LLC, Grindr Inc., the other parent guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and an issuing bank

104	Cover Page Interactive Data File, formatted in inline XBRL (embedded within the Inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the availability of funds under the Credit Facilities and the use of proceeds thereunder. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from expectations discussed in the forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including the Company’s ability to comply with the covenants contained in the Credit Agreement. Further information on such risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements are included in the section titled “Risk Factors” included under Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2022 and updates in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on forward-looking statements. The Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2023

GRINDR INC.

By:

/s/ Vandana Mehta-Krantz
Vandana Mehta-Krantz
Chief Financial Officer